                                                                    Exhibit 23.1

                         CONSENT OF ARTHUR ANDERSEN LLP



     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made of part of this Registration Statement.




                                               /s/ ARTHUR ANDERSEN & CO.



Denver, Colorado
January 7, 1997